EXHIBIT 99.1

CONTACT INFORMATION:

Investors and Financial Media:

Tony Rossi

Financial Relations Board

213-486-6545

NARA BANCORP APPOINTS CLIFF SUNG AS

CHIEF CREDIT OFFICER

LOS ANGELES, CA – September 4, 2008 – Nara Bancorp, Inc. (NASDAQ: NARA) today announced that Cliff Sung has been named to the position of Chief Credit Officer. Mr. Sung replaces Bonnie Lee, who submitted her resignation as Chief Credit Officer in order to accept the position of Director and President of the Western Region of Shinhan Bank America. Ms. Lee’s resignation is effective as of September 12, 2008.

Mr. Sung, 38, has 14 years of Korean-American banking experience, including serving the last two years as Senior Vice President and Senior Credit Administrator for Nara Bank. In this position, he reviewed all loan underwriting and credit approvals for credit quality and soundness, and to assure compliance with banking regulations and Nara Bank loan policy and procedures. In addition, he was charged with overall credit management, review and recommendation of loan loss reserve allocations, communication with regulators, and management of staff. Mr. Sung also served as a member of the Management Loan Committee, which is responsible for oversight of underwriting criteria, loan production and asset quality control.

Prior to joining Nara Bank, Mr. Sung worked for almost 10 years at Hanmi Bank. While at Hanmi, Mr. Sung held various senior positions in the credit administration department including Acting Chief Credit Officer and Senior Vice President & Senior Credit Officer. Mr. Sung holds a B.S. degree in Electrical Engineering and Computer Science from the University of California at Berkeley.

“We greatly appreciate Bonnie’s many years of service to Nara Bancorp and we wish her well in her future endeavors,” said Min Kim, Chief Executive Officer of Nara Bancorp. “We always knew that Bonnie’s leadership qualities would present many opportunities for her, and while we will miss our respected colleague and friend, we congratulate her on this move up.”

“As part of our philosophy to build a deep management team, we have a highly experienced banker in Cliff Sung ready to take over the responsibilities of Chief Credit Officer. Cliff has a strong understanding of our markets, customers and the credit culture we have established at Nara. His extensive knowledge of the trends in our loan portfolio and the strategies we are employing to manage our asset quality will be instrumental in maintaining continuity in our credit administration department as we continue to manage through the current economic cycle,” said Ms. Kim.

About Nara Bancorp, Inc.

Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles, with 21 branches and 6 loan production offices in the United States. Nara Bank operates full-service branches in California, New York and New Jersey, with loan production offices in California, Nevada, Texas, Georgia, New Jersey, and Virginia. Nara Bank was founded specifically to serve the needs of Korean-Americans, one of the fastest-growing Asian ethnic communities over the past decade. Presently, Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender. For more information on Nara Bank, visit our website at www.narabank.com. Nara Bancorp, Inc. stock is listed on NASDAQ under the symbol “NARA.”

Forward-Looking Statements

This press release contains forward-looking statements including statements about future operations that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements, including, but not limited to economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussion of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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